CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-14 of the Touchstone Funds Group Trust and to the use of our report dated May 31, 2011 on EARNEST Partners Fixed Income Trust's (a series of shares of beneficial interest of The Nottingham Investment Trust II) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders that are incorporated by reference into the Statement of Additional Information.



                                                       /s/ BBD, LLP
                                                           BBD, LLP


PHILADELPHIA, PENNSYLVANIA
JUNE 27, 2011